Exhibit 99.1

International Headquarters

2150 St. Elzéar Blvd. West,

Laval, Quebec, H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

Contact Information:

Laurie W. Little

949-461-6002

laurie.little@valeant.com

VALEANT ANNOUNCES PRICING OF PRIVATE OFFERING OF SENIOR NOTES

LAVAL, QUEBEC, November 15, 2013 — Valeant Pharmaceuticals International, Inc. (NYSE: VRX) (TSX: VRX) announced today that it has priced its previously announced offering of 5.625% senior unsecured notes due 2021 (the “Notes”). The Company increased the offering to $900 million from $850 million aggregate principal amount of the Notes. The offering is expected to close on or about December 2, 2013. The net proceeds of the offering is expected to be used to finance the redemption of all of the Company’s wholly-owned subsidiary’s, Valeant Pharmaceuticals International’s, outstanding 6.50% Senior Notes due 2016, as well as to pay fees and expenses related to the foregoing. Concurrently with the pricing of this offering, Valeant Pharmaceuticals International has irrevocably called for redemption $450 million aggregate principal amount of its 6.50% Senior Notes due 2016. On the closing date of this offering, Valeant Pharmaceuticals International intends to irrevocably call for redemption the remaining $465.5 million aggregate principal amount of its 6.50% Senior Notes due 2016 and use the remaining net proceeds from this offering, together with approximately $50 million of either cash on hand or from borrowings under the Company’s revolving credit facility, or a combination thereof, to pay the redemption price of the notes called.

The Notes will be guaranteed by each of the Company’s subsidiaries that is a guarantor of the Company’s senior secured credit facilities.

The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws. The Notes will be offered in the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any offer and sale of the securities in Canada will be made on a basis which is exempt from the prospectus requirements of such securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

About Valeant

Valeant Pharmaceuticals International, Inc. (NYSE/TSX: VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of dermatology, eye health, neurology and branded generics. More information about Valeant Pharmaceuticals International, Inc. can be found at www.valeant.com.

Caution Regarding Forward-Looking Information and “Safe Harbor” Statement

This press release may contain forward-looking statements, including, but not limited to, our financing plans and the plans of redemption of Valeant Pharmaceuticals International’s 6.50% Senior Notes due 2016. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in our most recent annual and quarterly reports and detailed from time to time in our other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which risks and uncertainties are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. We undertake no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes, except as required by law.

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